Exhibit 3.2

METALICO, INC.

FOURTH AMENDED AND RESTATED BYLAWS

ARTICLE ONE

OFFICES

Section 1.1. Registered Office. The registered office of Metalico, Inc., a Delaware corporation (the “Corporation”), shall be located in the City of Dover, County of Kent, State of Delaware.

Section 1.2. Other Offices. The Corporation may also have offices at such other places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or as the business of the Corporation may require.

ARTICLE TWO
MEETINGS OF STOCKHOLDERS

Section 2.1. Place. All annual meetings of stockholders shall be held at such place, if any, within or without the State of Delaware, as may be designated by the Board of Directors and stated in the notice of the meeting. Special meetings of stockholders may be held at such place, if any, within or without the State of Delaware, and at such time as shall be stated in the notice of the meeting.

Section 2.2. Annual Meetings. Annual meetings of stockholders shall be held on such date and at such time fixed, from time to time, by the Board of Directors at which the stockholders shall elect a board of directors and transact such other business as may properly be brought before the meeting.

Section 2.3. Special Meetings.

(A) General. A special meeting of stockholders may be called at any time by the Board of Directors, the Chairman of the Board (herein called the “Chairman”), a Vice Chairman of the Board, the Chief Executive Officer or the President or otherwise as provided by the General Corporation Law of the State of Delaware (the “General Corporation Law”) or the Certificate of Incorporation of the Corporation, as amended from time to time (the “Certificate of Incorporation”), but, subject to this Section 2.3, special meetings of stockholders may not be called by any other person. Any such special meeting shall be held on such date and at such time and place, if any, designated by the Board of Directors. Subject to subsection (B) of this Section 2.3, a special meeting of stockholders shall be called by the Board of Directors upon the written request or requests of stockholders who (1) are stockholders of record of the Corporation at the time a request is delivered and (2) hold shares representing in the aggregate at least twenty percent (20%) of the outstanding shares of common stock of the Corporation, which shares are determined to be “Net Long Shares” in accordance with Section 2.3(B)(1) (the “Requisite Percent”). Except as otherwise provided in these Bylaws, business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of meeting.

(B) Stockholder Requested Special Meetings.

(1) To be valid, the written request or requests for a special meeting of stockholders (each, a “Special Meeting Request” and, collectively, the “Special Meeting Requests”) must be signed and dated by stockholders of record (or their duly authorized agents) representing the Requisite Percent and delivered to the Secretary of the Corporation (the “Secretary”) and shall include: (a) a statement of the specific purpose or purposes of the special meeting and the matters proposed to be acted on at the special meeting, the text of any proposal or business to be acted upon (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the Corporation, the text of the proposed amendment), the reasons for conducting such business at the special meeting, and any material interest in such business of the stockholders requesting the special meeting and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made; (b) as to the stockholders requesting the special meeting and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made, the information required by Section 2.5(A)(2) of these Bylaws to be set forth in a stockholder’s notice required by Section 2.5 of these Bylaws; (c) such other information, if applicable, required to be set forth in a stockholder’s notice required by Section 2.5 of these Bylaws (including, but not limited to, such other information required to be set forth in connection with a stockholder’s director nomination); (d) an acknowledgement by the stockholders requesting the special meeting and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made that any reduction in the number of Net Long Shares below such Requisite Percent with respect to which a Special Meeting Request relates following the delivery of such Special Meeting Request to the Secretary shall constitute a revocation of such Special Meeting Request; and (e) documentary evidence that the stockholders requesting the special meeting own the Requisite Percent as of the date on which the Special Meeting Request(s) are delivered to the Secretary; provided, however, that if the stockholders are not the record owners of the shares representing the Requisite Percent, then to be valid, the Special Meeting Request(s) must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request(s), such documentary evidence must be delivered to the Secretary within 10 days after the date on which the Special Meeting Request(s) are delivered to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request(s) are made beneficially own the Requisite Percent as of the date on which such Special Meeting Request(s) are delivered to the Secretary. For purposes of this Section 2.3 and for determining the Requisite Percent, Net Long Shares shall be limited to the number of             shares beneficially owned, directly or indirectly, by any stockholder or beneficial owner that constitute such person’s net long position as defined in Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided that for purposes of such definition the date the tender offer is first announced shall instead be the date for determining a stockholder’s or beneficial owner’s Net Long Shares and the reference to the highest tender price shall refer to the market price on such date and, to the extent not covered by such definition, reduced by any shares as to which such person does not have the right to vote or direct the vote at the special meeting or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. In addition, to the extent any affiliates of the stockholder or beneficial owner are acting in concert with the stockholder or beneficial owner with respect to the calling of the Special Meeting, the determination of Net Long Shares may include the effect of aggregating the Net Long Shares (including any negative number) of such affiliate or affiliates. Whether shares constitute “Net Long Shares” shall be decided by the Board of Directors in good faith. In addition, the stockholders requesting a special meeting of stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made shall promptly provide any other information reasonably requested by the Corporation and, if requested by the Corporation on or prior to the record date for the meeting, the information required under clause (B)(1)(b), (c), (d) and (e) of this Section 2.3 shall be supplemented by such stockholders and beneficial owners not later than 10 days after the record date for the meeting to disclose such information as of the record date (and with respect to the information required under clause (B)(1)(e) of this Section 2.3, as of a date not more than 5 business days before the scheduled date of the special meeting to which the Special Meeting Request relates). In determining whether a special meeting of stockholders has been requested by stockholders of Net Long Shares representing in the aggregate at least the Requisite Percent, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board of Directors), and (ii) such Special Meeting Requests have been dated and delivered to the Secretary within 60 days of the earliest dated Special Meeting Request. A stockholder may revoke a Special Meeting Request at any time prior to the special meeting by written revocation delivered to the Secretary. If at any point after 60 days following the earliest dated Special Meeting Request the unrevoked (whether by specific written revocation by the stockholder or pursuant to clause (B)(1)(d)) valid Special Meeting Requests represent in the aggregate less than the Requisite Percent, there shall be no requirement to hold a Special Meeting.

(2) Except as provided in the next sentence, a special meeting requested by stockholders shall be held at such date, time and place, if any, within or without the State of Delaware as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than 90 days after the valid Special Meeting Request is delivered to the Secretary. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if (i) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law, (ii) the Special Meeting Request is delivered during the period commencing 90 days prior to the first anniversary of the date of the notice of annual meeting for the immediately preceding annual meeting and ending on the earlier of (x) the date of the next annual meeting and (y) 30 calendar days after the first anniversary of the date of the immediately preceding annual meeting, (iii) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, was presented at a meeting of the stockholders held not more than 12 months before the Special Meeting Request is delivered, (iv) a Similar Item was presented at a meeting of the stockholders held not more than 90 days before the Special Meeting Request is delivered (and, for purposes of this clause (iv), the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors) or (v) a Similar Item is included in the Corporation’s notice as an item of business to be brought before a stockholder meeting that has been called by the time the Special Meeting Request is delivered but not yet held. For purposes of this clause (2), the date of delivery of the Special Meeting Request shall be the first date on which valid Special Meeting Requests constituting the Requisite Percent have been delivered to the Corporation.

(3) Business transacted at a special meeting requested by stockholders shall be limited to the purpose or purposes stated in the Special Meeting Request(s) for such special meeting; provided, however, that nothing herein shall prohibit the Board of Directors from submitting additional matters to stockholders at any such special meeting.

Section 2.4. Notice and Waiver of Notice. Written or printed notice stating the place, if any, day and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such state is different from the record date for stockholders entitled to notice of the meeting), and the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than sixty (60) days before the day of the meeting, either personally or by first-class mail, by or at the direction of the Board of Directors, the President, the Secretary, or the officer calling the meeting, to each stockholder of record entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of the meeting. If the notice is mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. Notice need not be given to any stockholder who submits a written or electronic waiver of notice by him before or after the time stated therein. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any waiver of notice.

Section 2.5. Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any committee thereof or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.5 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.5.

(2) For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 2.5, the stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business to be acted upon (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, (v) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this paragraph (A) of this Section 2.5 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 2.5 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 2.5 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.5 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof (or stockholders pursuant to Section 2.3 hereof) or (2) provided that the Board of Directors (or stockholders pursuant to Section 2.3 hereof) has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.5 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.5. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 2.5 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C) General.

(1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 2.5 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.5. Except as otherwise provided by law, the chairman of the meeting as set forth in Section 2.6 shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.5 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(c)(vi) of this Section 2.5) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2.5, to declare that such nomination shall be disregarded or that such proposed business shall not be considered. Notwithstanding the foregoing provisions of this Section 2.5, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be considered, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.5, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this Section 2.5, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) In addition to the provisions of this Section 2.5, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.5; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.5 (including paragraphs (A)(1)(c) and (B) hereof), and compliance with paragraphs (A)(1)(c) and (B) of this Section 2.5 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentences of paragraphs (A)(2) and (B) hereof, business or nominations brought properly under and in compliance with Rule 14a-8 or Rule 14a-11 of the Exchange Act, as such Rules may be amended from time to time). Nothing in this Section 2.5 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 2.6. Conduct of Meetings. The Chairman of the Board (or in his or her absence, the President or such other designee of the Board) shall preside over meetings of stockholders. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.7. Quorum. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of stockholders except as otherwise provided in the Certificate of Incorporation. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting (subject to Section 2.4 hereinabove), until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified and called. The stockholders present at a duly organized meeting may continue to transact business notwithstanding the withdrawal of some stockholders prior to adjournment, but in no event shall a quorum consist of the holders of less than one-third (1/3) of the shares entitled to vote and thus represented at such meeting.

Section 2.8. Vote Required for Stockholder Action.

(A) When a quorum is present at any meeting of stockholders, the affirmative vote of the holders of a majority in voting power of the stock entitled to vote on the matter (other than the election of directors and the frequency of the stockholder advisory vote with respect to executive compensation) present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the General Corporation Law, the Certificate of Incorporation, these Bylaws or the rules and regulations of any stock exchange applicable to the Corporation or applicable law, a different vote is required, in which case such express provision shall govern and control the decision of such question.

(B) Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting at which a quorum is present and voting for nominees in the election of directors.

(C) Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, any advisory vote pursuant to the Exchange Act on the frequency of the stockholder advisory vote with respect to executive compensation shall be decided by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote thereon.

Section 2.9. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class are limited or denied by the Certificate of Incorporation or the General Corporation Law.

Section 2.10. Proxies. A stockholder may vote in person or by proxy executed in writing by the stockholder or by his or her duly authorized attorney-in-fact. No proxy shall be voted or acted upon after three (3) years from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and unless otherwise made irrevocable by law.

Section 2.11. Stockholder List. The officer or agent having charge of the Corporation’s stock transfer books shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, with the address of, and the number and class and series, if any, of shares held by each. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, at least ten day (10) prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (ii) during ordinary business hours at the principal place of business of the corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The stock ledger of the Corporation shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer book or to vote at any such meeting of stockholders. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

Section 2.12. Action Without Meeting.

(A) Any action which may be taken at any meeting of stockholders may be taken without a meeting and without prior notice if written consents setting forth the action so taken are signed by the holders of the outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

(B) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 2.12(B)). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 2.12(B) or otherwise within 10 days of the date on which such a written request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date after the expiration of such 10-day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(C) In the event of the delivery, in the manner provided by this Section 2.12 and applicable law, to the Corporation of a written consent or consents purporting to authorize or take corporate action and/or related revocations (such written consent or consents together with any related revocations is referred to in this section as a “Consent”), the Secretary shall provide for the safekeeping of such Consent and shall immediately appoint duly qualified and independent inspectors to: (i) conduct promptly such reasonable ministerial review as such inspectors deem necessary or appropriate for the purpose of ascertaining the sufficiency and validity of such Consent and all matters incident thereto, including whether holders of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; and (ii) deliver to the Secretary a written report regarding the foregoing. For the purpose of permitting the inspector or inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspector or inspectors have completed their review, determined that the requisite number of valid and unrevoked Consents delivered to the Corporation in accordance with this Section 2.12 and applicable law have been obtained to authorize or take the action specified in the Consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. If after such investigation and report the Secretary shall determine that the Consent is valid and that holders of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent, that fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action. Nothing contained in this Section 2.12 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any Consent or revocation thereof, whether before or after such certification by the independent inspector or inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(D) If the consents of all stockholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such stockholders shall not have been received, the Secretary shall give prompt notice of any corporate action approved by the stockholders without a meeting to those stockholders entitled thereto. This notice shall be given in the manner specified in Section 2.4 above and in accordance with Section 228 of the General Corporation Law.

Section 2.13. Fixing Record Date.

(A) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(B) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 2.14. Inspectors of Elections. The Board of Directors in advance of any meeting may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If no inspector is appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by the Board of Directors in advance of the meeting, or at the meeting by the person presiding thereat. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On the request of the person presiding at the meeting, the inspector or inspectors shall make a report in writing of any challenge, question or matter determined by him or them, and execute a certificate of any fact found by him or them.

ARTICLE THREE
DIRECTORS

Section 3.1. Number, Election and Term. The number of directors of the Corporation shall be fixed from time to time, within the limits specified by the Certificate of Incorporation, by resolution of the Board of Directors; provided, however, no director’s term shall be shortened by reason of a resolution reducing the number of directors. The directors shall be elected at the annual or special meeting of the stockholders, except as provided in Section 2.5(B) above, and each director elected shall hold office for the term for which he is elected and until his or her successor is duly elected and qualified. Directors need not be residents of the State of Delaware, stockholders of the Corporation, or citizens of the United States. Unless provided otherwise by law, any director may be removed at any time, with or without cause, at a special meeting of the stockholders called for that purpose.

Section 3.2. Procedures for Nomination by the Board of Directors. Nominations by the Board of Directors of persons for election as directors shall be made in accordance with such procedures and policies as the Board of Directors may adopt.

Section 3.3. Vacancies. A director may resign at any time by giving written or electronic notice to the Board of Directors or the Chairman of the Board. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the size of the Board of Directors shall be filled by the affirmative vote of a majority of the current directors though less than a quorum of the Board of Directors, or may be filled by an election at an annual or special meeting of the stockholders called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, or until the next election of one or more directors by stockholders if the vacancy is caused by an increase in the number of directors.

Section 3.4. Place of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Delaware.

Section 3.5. Annual Meeting. The first meeting of each newly elected Board of Directors shall be held, without call or notice, immediately following each annual meeting of stockholders.

Section 3.6. Regular Meetings. Regular meetings of the Board of Directors may also be held without notice at such time and at such place, if any, as shall from time to time be determined by the Board of Directors.

Section 3.7. Special Meetings and Notice. Special meetings of the Board of Directors may be called by the Chairman, if any, or the President and shall be called by the Secretary on the written request of any two directors. Written notice of special meetings of the Board of Directors shall be given to each director at least forty-eight (48) hours (twenty-four (24) hours in the case of telephonic meetings) before the meeting. Except as required by statute, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. Notices to directors shall be in writing and delivered personally or mailed to the directors at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be received. Notice to directors may also be given personally or by telephone, email or other means of electronic transmission not less than twenty-four (24) hours before the date and hour of the meeting. Whenever any notice is required to be given to any director, a waiver thereof in writing or by electronic transmission by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 3.8. Quorum and Required Vote. A majority of the directors shall constitute a quorum for the transaction of business and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by the Certificate of Incorporation or the General Corporation Law. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally notified and called.

Section 3.9. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or committee thereof may be taken without a meeting if all of the members of the Board of Directors or the committee, as the case may be, consent thereto in accordance with applicable law and such consent shall have the same force and effect as a unanimous vote at a meeting.

Section 3.10. Telephone Meetings. Directors and committee members may participate in and hold a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.

Section 3.11. Committees. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate from among its members an executive committee, an audit committee, a compensation committee, and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation except where the action of the full Board of Directors is required by statute or the charter of such committee. Every committee appointed by the Board of Directors may, unless the Board of Directors provides otherwise and except as otherwise provided by law, fix its own rules of procedure and hold its meetings in accordance with such rules. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

Section 3.12. Compensation of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 3.13. Chairman of the Board. The Board of Directors may, in its discretion, choose a chairman of the board who shall preside at meetings of the stockholders and of the directors and shall be an ex officio member of all standing committees. The Chairman of the Board shall have such other powers and shall perform such other duties as shall be designated by the Board of Directors. The Chairman of the Board shall be a member of the Board of Directors but no other officers of the Corporation need be a director. The Chairman of the Board shall serve until his or her successor is chosen and qualified, but he may be removed at any time by the affirmative vote of a majority of the Board of Directors.

ARTICLE FOUR
OFFICERS

Section 4.1. Positions. The officers of the Corporation shall consist of a President, a Secretary and a Treasurer, and, if elected by the Board of Directors by resolution, a Chairman of the Board and one or more Executive Vice Presidents, Senior Vice Presidents, and Vice Presidents. Any two or more offices may be held by the same person.

Section 4.2. Election of Specified Officers by Board. The Board of Directors shall elect the officers of the Corporation from time to time.

Section 4.3. Election or Appointment of Other Officers. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors, or, unless otherwise specified herein, appointed by the Chairman of the Board. The Board of Directors shall be advised of appointments by the Chairman at or before the next scheduled Board of Directors meeting.

Section 4.4. Salaries. The salaries of all officers of the Corporation to be elected by the Board of Directors pursuant to Article Four, Section 4.2 hereof shall be fixed from time to time by the Board of Directors or pursuant to its discretion. The salaries of all other elected or appointed officers of the Corporation shall be fixed from time to time by the Chairman of the Board or pursuant to his or her direction.

Section 4.5. Term. Each officer of the Corporation shall hold office until his or her successor is duly elected and qualified or until such officer’s earlier resignation or removal. Any officer or agent elected or appointed by the Board of Directors or the Chairman of the Board may be removed, with or without cause, by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officers or agents appointed by the President of the Corporation pursuant to Section 4.3 of this Article Four may also be removed from such officer positions by the President, with or without cause. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors, or, in the case of an officer appointed by the President of the Corporation, by the President or the Board of Directors.

Section 4.6. President. The President shall be the Chief Executive Officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board or in the event the Board of Directors shall not have designated a Chairman of the Board, the President shall preside at meetings of the stockholders and the Board of Directors.

Section 4.7. Vice Presidents. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Board of Directors shall prescribe or as the President may from time to time delegate.

Section 4.8. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he or she shall be. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it.

Section 4.9. Treasurer. The Treasurer shall have the custody of corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings or when the Board of Directors so requires an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

Section 4.10. Authority and Other Duties. All officers of the Corporation shall be subject to the supervision and direction of the Board of Directors and, in addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such other duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board of Directors may, without the approval of the Board of Directors, delegate some or all of the duties and powers of his or her office to other persons.

ARTICLE FIVE
CERTIFICATES FOR SHARES

Section 5.1. Issue of Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairman or vice-chairman of the Board of Directors, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form.

Section 5.2. Legends for Preferences and Restrictions on Transfer.

(A) If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

(B) A written restriction on the transfer or registration of transfer of a security of the Corporation, if permitted by law and noted conspicuously on the certificate representing the security, may be enforced against the holder of the restricted security, or any successor or transferee of the holder, including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the certificate representing the security, a restriction, even though permitted by law, is ineffective except against a person with actual knowledge of the restriction. If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended, and registered or qualified under the applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend:

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AT HOLDER’S EXPENSE, AN OPINION (SATISFACTORY TO THE CORPORATION) OF COUNSEL (SATISFACTORY TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED.”

Section 5.3. Facsimile Signatures. Any and all signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of the issue.

Section 5.4. Lost Certificates. The Corporation may issue a new certificate or certificates of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen, or destroyed certificate, or his or her legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or certificates or uncertificated shares.

Section 5.5. Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or certificates or uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5.6. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE SIX
INDEMNIFICATION

Section 6.1. Indemnification of Directors And Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such action, suit, or proceeding. The Corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of the Corporation.

Section 6.2. Indemnification of Others. The Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such action, suit, or proceeding.

Section 6.3. Prepayment of Expenses. The Corporation shall pay the expenses incurred by any officer or director of the Corporation, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a person in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article 6 or otherwise.

Section 6.4. Determination; Claim. If a claim for indemnification or payment of expenses under this Article 6 is not paid in full within sixty days after a written claim therefor has been received by the Corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by applicable law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 6.5. Non-Exclusivity of Rights. The rights conferred on any person by this Article 6 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.6. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law.

Section 6.7. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 6.8 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article 6 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE SEVEN
GENERAL PROVISIONS

Section 7.1. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of the Certificate of Incorporation.

Section 7.2. Reserves. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

Section 7.3. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 7.4. Fiscal Year. The fiscal year of the Corporation shall end on the last day of December of each year, unless otherwise fixed by resolution of the Board of Directors.

Section 7.5. Seal. The corporate seal, if one is adopted by the Board of Directors, shall have inscribed thereon the name and state of incorporation of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 7.6. Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name and on behalf of the Corporation by the Chairman of the Board, the President, or any Vice President of the Corporation, and any such officer may, in the name of and on behalf of the Corporation, take all such action as such officer may deem advisable to vote in person or by proxy at any meeting of security holders of other corporations, limited liability companies or other entities in which the Corporation may hold securities, and at any such meeting such officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

Section 7.7 Execution of Instruments. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Corporation shall be signed on behalf of the Corporation by the Chairman of the Board, the President or any Vice President of the Corporation, or by such other person or persons as may be designated from time to time by the Board of Directors. If a document must be executed by persons holding different offices or functions and one person holds such offices or exercises such functions, that person may execute the document in more than one capacity if the document indicates each such capacity.

ARTICLE EIGHT
AMENDMENTS OF BYLAWS

These Bylaws may be altered, amended or repealed or new Bylaws may be adopted at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting.